UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2013

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4093 Oceanside Boulevard, Suite B, Oceanside, CA 92056

(Address of principal executive offices) (Zip Code)

(760) 295-7208

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2013, Therapeutic Solutions International, Inc. (“the Company”) entered into a Distribution Agreement (the “Agreement”) with S4S (UK) Limited (“S4S”) for the exclusive rights to promote, sell, market and distribute  Sleepwell™ hardware to licensed dental professionals, licensed medical professionals, and licensed (and suitably trained) dental labs.  The Sleepwell titratable sleep appliance hardware is U.S. Patented and FDA cleared. Sleepwell appliances are designed to treat snoring and obstructive sleep apnea by keeping the airway open to allow for additional air to pass.

The term of the Agreement is for seven years.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by this reference.

Exhibit

No.

Description

10.1

Distribution Agreement between Therapeutic Solutions International, Inc. and S4S (UK) Limited dated as of June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Timothy G. Dixon

Name: Timothy G. Dixon

Title: President